EXHIBIT 32.1

The following statement is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Re:  Allscripts Healthcare Solutions, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that:

(i) this quarterly report on Form 10-Q for the three months ended September 30, 2006, which this statement accompanies (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Allscripts Healthcare Solutions, Inc.

Dated as of this 8th day of November 2006.

/s/ GLEN E. TULLMAN	/s/ WILLIAM J. DAVIS
Glen E. Tullman Chief Executive Officer	William J. Davis Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Allscripts Healthcare Solutions, Inc. and will be retained by Allscripts Healthcare Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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